                                                             EXHIBIT 99.B6-3
                                                             Services Agreement
                                                             with Charles Schwab




                               SERVICES AGREEMENT

         This Agreement is made as of June 20, 1997, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company") executing this Agreement, on its own behalf and on behalf of each of its series or classes of shares listed on Schedule I, as amended from time to time (such series or classes being referred to as the "Fund(s)"), and Fund Affiliate (defined below) that has executed this Agreement. Fund Company and Fund Affiliate are collectively referred to herein as "Fund Parties." In the event that there are no series or classes of shares listed on
Schedule I, the term "Fund(s)" shall mean "Fund Company".

         WHEREAS Fund Affiliate is either (i) an investment adviser to or administrator for the Funds or (ii) the principle underwriter or distributor for the Funds.

         WHEREAS Fund Parties wish to have Schwab perform certain recordkeeping, shareholder communication, and other services for each Fund; and

         WHEREAS Schwab is willing to perform such services on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1.     Services

                a. During the term of this Agreement, Schwab shall perform the services set forth on Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties (the "Services").

                b. The parties agree that the Operating Agreement, dated as of June 20, 1997, between Schwab and Fund Company, as amended from time to time ("Operating Agreement"), is incorporated herein by this reference. In processing purchase, redemption, transfer and exchange orders placed by Schwab on behalf of its customers, and in order to facilitate Schwab's performance of Services, all terms and conditions of the Operating Agreement shall be binding as between Schwab and Fund Parties, and the references to Fund Company therein shall be deemed to mean Fund Parties for the purposes of this Agreement. In the event of any inconsistency between the Operating Agreement and this Agreement, this Agreement shall control.

         2.     Fees

                For the Services, Schwab shall receive a fee (the "Fee") which shall be calculated and paid in accordance with Exhibit B hereto. Schedule II reflects the portion of the Fee that each Fund Party has agreed, as between them, to pay. Should Exhibit A be amended to revise the Services, the parties shall also amend Exhibit B and Schedule II, if necessary, in order to reflect any changes in the Fee.

         3.     Transaction Charges

         The parties acknowledge and agree that Schwab may collect transaction fees from certain customers (including "Active Traders," as Schwab may define that term) for certain services and from other customers upon such other customers' redemption of certain shares.

         4.     Indemnification

                a. Schwab shall indemnify and hold harmless Fund Parties and their directors, officers, employees, and agents ("Indemnified Parties") from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of
(i) Schwab's dissemination of information regarding Fund Parties or a Fund that contains an untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to Schwab by or on behalf of Fund Company or its affiliated persons ("Affiliates") as defined under the Investment Company Act of 1940, as amended (the "1940 Act"), or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate, (ii) any breach by Schwab of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct or negligence by Schwab in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses are caused by Fund Company or Fund's breach of this Agreement or Fund Company or Fund's willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 4(a) shall survive termination of this Agreement.

                b. In any event, no party shall be liable for any special, consequential or incidental damages.

         5.     Role and Relationship of Schwab

                The parties acknowledge and agree that the Services under this Agreement are recordkeeping, shareholder communication and related services only and are not the services of an underwriter or a principal underwriter of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant Schwab any right to purchase shares from any Fund (although it does not preclude Schwab from purchasing any such shares), nor does it constitute Schwab an agent of Fund Parties or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Schwab is involved in the purchase of shares of any Fund by Schwab's customers, such involvement will be as agent of such customer only.

         6.     Information to be Provided

                Fund Parties shall provide to Schwab prior to the effectiveness of this Agreement or as soon thereafter as practicable, two (2) copies of the then-current prospectus and statement of additional information of each Fund.
Fund Party shall provide Schwab with written copies of any amendments to or changes in the Fund's prospectus or statement of additional information immediately upon their effective date.

         7.     Representations and Warranties

                a. Each Fund Party represents and warrants that it has obtained certified resolutions of its board of directors authorizing such Fund Party to enter into this Agreement.

                b. Each Fund Party represents and warrants that the person signing this Agreement on its behalf is an officer authorized to execute this Agreement on behalf of such Fund Party.

         8.     Notices

                All notices required by this Agreement (excluding the Operating Agreement) shall be in writing and delivered personally or sent by first class mail. Such notices will be deemed to have been received as of the earlier of actual physical receipt or three (3) days after deposit, first class postage prepaid, in the United States mail. All such notices shall be made:

                if to Schwab, to:         Charles Schwab & Co., Inc.
                                          101 Montgomery Street
                                          San Francisco, CA 94104

                                          Attention: Matthew L. Sadler
                                          Vice President/Mutual Funds

                with a copy to:           General Counsel, at the same address;

                if to Fund Party, to the address given below in the signature block.

         9.     Nonexclusivity

                Each Party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

        10.     Assignablity

                This Agreement is not assignable by any party without the other parties' prior written consents and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Parties, assign its rights and obligations under this Agreement to any Affiliate.

        11.     Exhibits and Schedules; Entire Agreement

                All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits and Schedules hereto), together with the Operating Agreement, constitute the entire agreement between the parties as to the subject matter hereof and supersede any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Schwab and Fund Parties.

        12.     No Waiver

                The failure of either party to insist upon exercising any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon such provision or right in any other instance.

        13.     Amendment

                This Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.

        14.     Governing Law

                This Agreement shall be governed by and interpreted under the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the state.

        15.     Counterparts

                This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

        16.     Effectiveness of Agreement; Termination

                a. Upon Schwab's acceptance of Schedule I, as amended from time to time, the effective date of this Agreement as to any Fund shall be the later of the date on which this Agreement is made or the date set forth opposite the name of the Fund on Schedule I.

                b. This Agreement may be terminated as to a Fund by any party
(i) upon ninety (90) days' written notice to the other parties or (ii) upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party or (iii) immediately, effective on the day following the termination of any plan of distribution/shareholder servicing ("Rule 12b-1 Plan") adopted and maintained pursuant to Rule 12b-1 under the 1940 Act by any Fund that has a Rule 12b-1 Plan in effect as of the effective date of this Agreement, provided that a portion of the Fee is paid pursuant to the Rule 12b-1 Plan.

                c. After the date of termination as to a Fund, Fund Parties will not be obligated to pay the Fee with respect to any shares of the Fund that are first held in Schwab customer accounts after the date of such termination. However, notwithstanding any such termination, Fund Parties will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination (a "Pre-Termination Share"), for so long as such Pre-Termination Share is held in any Schwab brokerage account and Schwab continues to perform substantially all of the Services as to such Pre-Termination Share. Further, for so long as Schwab continues to perform the Services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party.

         IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.                           THE HAVEN CAPITAL MANAGEMENT TRUST,
                                                     on its own behalf and on behalf of each
                                                     Fund listed on Schedule I hereto
By:  /s/ Matthew L. Sadler
   -------------------------------------
     Matthew L. Sadler                               By:  /s/ Colin C. Ferenbach
     Vice President/Mutual Funds                        ----------------------------------
                                                     Name    Colin C. Ferenbach
                                                          --------------------------------
Date:        July 28, 1997
      ----------------------------------             Title:  President
                                                           -------------------------------
                                                     Date:   July 11, 1997
                                                           -------------------------------
                                                     Address:  655 Third Ave. - 19th FL
                                                           -------------------------------
                                                                 New York, NY 10017
                                                           -------------------------------
                                                     Attn:
                                                           -------------------------------
                                                     Haven Capital Management, Inc.
                                                     -------------------------------------
                                                     Name of Fund Affiliate

                                                     By:  /s/ Colin C. Ferenbach
                                                        ----------------------------------
                                                     Name:   Colin C. Ferenbach
                                                          --------------------------------
                                                     Title:     Chairman
                                                           -------------------------------
                                                     Date:      July 11, 1997
                                                          --------------------------------
                                                     Address: 655 Third Avenue - 19th FL
                                                             -----------------------------
                                                                 New York, NY 10017
                                                     -------------------------------------
                                                     Attn:
                                                          --------------------------------


                                    EXHIBIT A

                                    SERVICES


         1.     Record Maintenance

                Schwab shall maintain the following records with respect to a Fund for each customer who holds Fund shares in a Schwab brokerage account:

                a.      Number of shares;
                b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
                c. Name and address of the customer, including zip codes and social security numbers or taxpayers identification numbers;
                d.      Records of distributions and dividend payments;
                e.      Any transfers of shares; and
                f.      Overall control records.

         2.     Shareholder Communications

                Schwab shall:

                a. Provide to a shareholder mailing agent for the purpose of mailing certain Fund-related materials the names and addresses of all Schwab customers who hold shares of such Fund in their Schwab brokerage accounts. The shareholder mailing agent shall be a person or entity with whom the Fund has arranged for the distribution of certain Fund-related material in accordance with the Operating Agreement. The Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Operating Agreement, Schwab may distribute the Fund-related materials to its customers.

                b. Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

                c. Mail statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

                d. Produce and mail to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in Schwab brokerage accounts;

                e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

                f. With respect to Fund shares purchased by customers after the effective date of this Agreement, provide average cost basis reporting to the customers to assist them in preparation of income tax returns.

         3.     Transactional Services

                Schwab shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers. Schwab shall also communicate, as to shares of each Fund, mergers, splits and other reorganization activities.

         4.     Tax Information Returns and Reports

                Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

         5.     Fund Communications

                Schwab shall, on a daily basis and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement and the number of shares on which no such Fee is to be paid. Schwab shall also provide each Fund with monthly summaries of reports. Such summaries shall be expressed in both shares and dollar amounts.

                                    EXHIBIT B

                               CALCULATION OF FEE


                1. The Fee shall be calculated by multiplying the Daily Value of Qualifying Shares (defined below) times 35 basis points per annum. The Fee shall be computed daily and paid monthly in arrears.

                2. The Daily Value of Qualifying Shares is the aggregate daily value of all shares of the Fund held in Schwab brokerage accounts, subject to the following exclusions ("Qualifying Shares"). There shall be excluded from the shares (i) shares held in a Schwab brokerage account prior to the effective date of this Agreement as to the Fund and (ii) shares first held in a Schwab brokerage account after the termination of this Agreement as to the Fund.

                3. For purposes of this Exhibit, the daily value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock, p.m., San Francisco time, on the first business day after the day to which the error relates.

                4. At the request of Fund Parties, Schwab shall provide, on each business day, a statement detailing the calculation for each Fund and the aggregate value of the Qualifying Shares of each Fund. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, Schwab's records shall govern unless an error can be shown in the number of shares used in such calculation.

                5. Fund Parties shall pay Schwab the Fee within thirty (30) days after Fund Parties' receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. Amounts less than $250 may, at Fund Parties' discretion, be paid by check.

                                   SCHEDULE I
                            TO THE SERVICES AGREEMENT

Fund Company/Fund(s)                                        Effective Date
The Haven Capital Management Trust
The Haven Fund*                                             6/20/97









* Indicates that Fund is a "no load" or "no sales charge" Fund as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.
SI Indicates that the Fund is available only to Schwab Institutional customers.


Accepted by:                           THE HAVEN CAPITAL MANAGEMENT
                                       TRUST, on its own behalf and on behalf of
CHARLES SCHWAB & CO., INC.             each Fund Company listed on this
                                       Schedule I


By: /s/ Matthew L. Sadler              By:  /s/ Colin C. Ferenbach
   --------------------------------       ---------------------------------
       Matthew L. Sadler
       Vice President/Mutual Funds     Name:  Colin C. Ferenbach

Date:  July 28, 1997                   Title:   President
      -----------------------------            ----------------------------

                                       Date:   July 11, 1997
                                            -------------------------------
                                       Acknowledged by:
                                             Haven Capital Management, Inc.
                                       ------------------------------------
                                       Name of Fund Affiliate

                                       By:  /s/ Colin C. Ferenbach
                                          ---------------------------------
                                       Name:   Colin C. Ferenbach
                                            -------------------------------
                                       Title:  Chairman
                                             ------------------------------
                                       Date:    July 11, 1997
                                             ------------------------------

                                   SCHEDULE II
                            TO THE SERVICES AGREEMENT




Fund Company

The Haven Capital Management Trust                    0.25%
----------------------------------------
              (name)







Fund Affiliate

   Haven Capital Management, Inc.                     0.10%
-----------------------------------------
               (name)




Fee Rate Percentage Per Annum on
All Qualifying Shares                                 0.35%

                              OPERATING AGREEMENT


This Agreement is made as of June 20, 1997, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company executing this Agreement ("Fund Company"), on its own behalf and on behalf of each of its series or classes of shares listed on Schedule I, as amended from time to time (such series or classes being referred to as "Fund(s)"). In the event there are no series or classes of shares listed on Schedule I, then the term "Fund(s)" shall mean "Fund Company."

     WHEREAS, Fund Company wishes to have shares of the Fund(s) available for purchase and redemption by Schwab's brokerage customers through Schwab's Mutual Fund Marketplace(R) ("MFMP");

     WHEREAS, certain policies, procedures and information are necessary to enable the Fund(s) to participate in the MFMP; and

     WHEREAS, Schwab is willing to permit the Fund(s) to participate in its MFMP pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1.  Operating Procedures

         Schwab will open an omnibus account (the "Account") with each Fund through which it will purchase and redeem shares, settle transactions, reconcile transactions, obtain pricing, reinvest distributions and maintain records in accordance with the Operating Procedures set forth in Exhibit A hereto. In addition, the parties agree to transfer accounts, communicate with Fund shareholders and perform other obligations in accordance with the Operating Procedures.

     2.  Qualification Requirements

         a. Schwab will only place purchase orders for shares of a Fund on behalf of a customer whose account address recorded on Schwab's books is in a state or other jurisdiction in which Fund Company has advised
Schwab that such Fund has qualified its shares for sale under applicable law. Fund Company shall advise Schwab immediately if any such qualification is terminated or if it wishes Schwab not to place purchase orders for a Fund on behalf of its customers who reside in a particular state or other jurisdiction.

         b. Schwab will, upon request, (i) furnish Fund Company with monthly written statements of the number of shares of each Fund purchased on behalf of Schwab customers resident in one or more states or other jurisdictions indicated by Fund Company or (ii) on a daily basis, transmit to an electronic database provider with whom Schwab has established effective systems interfaces information regarding the number of shares of each Fund sold in each state for retrieval by Fund Company. Fund Company shall be responsible for all reasonable fees and other reasonable charges of such database provider in connection with Schwab's transmission of such information to and Fund Company's retrieval of such information from such database provider.

         c. Fund Company agrees that any rescission offer that is made to shareholders who own shares directly with a Fund will also be made to Schwab customers who would be entitled to such rescission offer if they owned shares directly with the Fund. Fund Company will provide Schwab with a letter on Fund Company letterhead containing the terms of any such rescission offer, and Schwab may send this writing, or any derivation thereof, to the affected Schwab customers. To assist Fund Company in effecting any such rescission offer, Schwab agrees to provide Fund Company with relevant information regarding any affected Schwab customer, including the account number, the number of shares purchased and redeemed, if any, the dates of the purchase(s) and redemption(s), if any, and the dollar amount of such transactions.

     3.  Compliance Responsibilities

         a. Fund Company is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material of or relating to each Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by Schwab that was not published or provided to Schwab by or on behalf of Fund Company or any Affiliate (defined below) or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate), (ii) the distribution and tabulation of proxies in accordance with all applicable laws, rules and regulations (except for such proxy related services provided by Schwab's mailing agent),
(iii) the registration or qualification of the shares of each Fund under all applicable laws, rules and regulations, and (iv) the compliance by Fund Company and each Affiliate of Fund Company, as that term is defined below, with all applicable laws, rules and regulations (including the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended), and the rules and regulations of each self-regulatory organization with jurisdiction over Fund Company or Affiliate, except to the extent that the failure to so comply by Fund Company or any Affiliate is caused by Schwab's breach of this Agreement. An "Affiliate" of a person means (i) any person directly or indirectly controlling, controlled by, or under common control with, such person, (ii) any officer, director, partner, corporation, or employee of such person, and (iii) if such person is an investment company, any investment advisor thereof or any member of the advisory board thereof.

         b. In the event that the Account holds five percent (5%) or more of the outstanding Fund shares, Fund Company will be responsible for requesting Schwab to confirm its status as shareholder of record and to confirm whether any Schwab customer beneficially owns five percent (5%) or more of the outstanding Fund shares through its Schwab brokerage account. For this purpose, Fund Company shall indicate in its inquiry the number of Fund shares that equal five percent (5%) of outstanding Fund shares. Schwab shall promptly reply to any such inquiries.

         c. Schwab is responsible for Schwab's compliance with all applicable laws, rules and regulations governing Schwab's performance under this Agreement, except to the extent that Schwab's failure to comply with any law, rule or regulation is caused by Fund Company's breach of this Agreement, or its willful misconduct or negligence in the performance or failure to perform its obligations under this Agreement.

         d. Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication, instruction or notice made pursuant to this Agreement shall be made orally, provided that such oral communication is on a recorded telephone line or is promptly confirmed in writing by facsimile transmission. Schwab is entitled to rely on any communications, instructions or notices which it reasonably believes were provided to it by Fund Company, any Affiliate or their agents authorized to provide such communications, instructions or notices to Schwab, and on communications, instructions or notices provided to it by its customers. Fund Company is entitled to rely on any communications, instructions or notices it reasonably believes were provided to it by Schwab, or its agents authorized to provide such communications, instructions or notices to Fund Company.

         e. Except to the extent otherwise expressly provided in this Agreement, neither party assumes any responsibility hereunder, or will be liable to the other, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

         f. Fund Company and each Fund shall indemnify and hold harmless Schwab and each director, officer, employee and agent of Schwab from and against any and all losses, claims, liabilities and expenses (including reasonable attorneys' fees) ("Losses") incurred by any of them arising out of
(i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any prospectus, registration statement, annual or other periodic report or proxy statement of the Fund or in any advertising or promotional material published or provided to Schwab by or on behalf of Fund Company or any Affiliate or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate, (ii) any violation of any law, rule or regulation relating to the registration or qualification of shares of the Fund, (iii) any breach by Fund Company of any representation, warranty or agreement contained in this Agreement, or (iv) any willful misconduct or negligence by Fund Company or a Fund in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses are caused by Schwab's breach of this Agreement or its willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 3(f) shall survive termination of this Agreement.

     4.  Account Establishment and Maintenance Fees

         Fund Company shall pay to Schwab such fees as are set forth on
Schedule II hereto to reimburse Schwab for its costs in establishing and maintaining Account(s) for each Fund. Fees attributable to establishment of the Account(s) for a Fund shall be paid prior to establishment of the Account(s) for the Fund. Fees attributable to maintaining the Account(s) for each Fund shall be billed on an annual basis on December 31 and paid promptly, in no event later than thirty (30) days after billing. Such payment shall be by wire transfer. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under this Agreement.

     5.  Representations and Warranties

         a. Fund Company represents and warrants to Schwab that each Fund is in compliance with the conditions and qualifications set forth in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as amended from time to time ("Rule 2830"), which enable an NASD member to offer or sell shares in the Fund. Fund Company represents and warrants that each Fund marked with an asterisk on Schedule I is a "no load" or "no sales charge" Fund as defined in Rule 2830. If a Fund, for any reason, fails to satisfy the terms and conditions of Rule 2830, Fund Company will notify Schwab immediately of the Fund's disqualification and the reason therefor.

         b. Schwab represents and warrants that Schwab is a member of the NASD.

     6.  Use of Parties' Names

         a. Without Schwab's prior written consent, Fund Company will not cause or permit the use, description, or reference to Schwab, or to the relationship contemplated by this Agreement in any advertisement or promotional materials or activities.

         b. Fund Company authorizes Schwab to use the names or other identifying marks of Fund Company and Fund in connection with the operation of the MFMP. Fund Company may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Fund Company's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Fund Company or such Fund, or
(ii) if any of the Funds cease to be available through the MFMP; provided, however, that Schwab may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization or in the process of being prepared or printed at the time of such withdrawal.

     7.  Proprietary Information

         Each party hereto acknowledges that the identities of the other party's customers, information maintained by such other party regarding those customers, and all computer programs and procedures developed by such other party or such other party's Affiliates or agents in connection with such other party's performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any list or compilation of the identities of or other information about the other party's customers, or any other property of such party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property, except
(i) with the other party's prior written consent, or (ii) as required by law or judicial process. Each party acknowledges that any breach of the foregoing agreements as to another party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

     8.  Assignability

         This Agreement is not assignable by either party without the other party's prior written consent, and any attempted assignment in contravention hereof shall be null and void and not merely voidable; provided, however, that Schwab may, without the consent of Fund Company, assign its rights and obligations under this Agreement to any Affiliate.

     9.  Exhibits and Schedules; Entire Agreement

         All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits and Schedule hereto) constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the date on which this Agreement has been executed and delivered by Schwab and Fund Company.

     10. Amendment

         This Agreement may be amended only by a writing executed by each party hereto that is to be bound by such amendment, except as provided in this Section 10. Exhibit A and Schedule II may each be amended by Schwab on
forty   (40) days' written notice to Fund Company or such earlier time as shall be agreed to by the parties. Exhibits B and C shall be amended by Fund Company in the event of any change to the information contained therein.

     11. Governing Law

         This Agreement shall be governed by and interpreted under the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the state.

     12. Counterparts

         This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     13. Effectiveness and Termination

         a. Upon Schwab's acceptance of Schedule I, as amended from time to time, the effective date of this Agreement as to any Fund shall be the later of the date on which this Agreement is made or the date set forth opposite the name of the Fund on Schedule I.

         b. This Agreement may be terminated as to any Fund by Schwab immediately upon written notice to Fund Company. This Agreement may be terminated as to any Fund by Fund Company upon thirty (30) days' written notice to Schwab.

         c. Upon the termination date for any Fund, Schwab will no longer make the Fund shares available for purchase by Schwab's customers through the MFMP. Schwab reserves the right to transfer the Fund shares of its customers out of the Account. If Schwab continues to hold the Fund shares on behalf of its
customers in the Account, the parties   agree to be obligated under, and act in
accordance with, the terms and conditions of this Agreement with respect to such shares.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.               THE HAVEN CAPITAL MANAGEMENT TRUST, on
                                         its own behalf and on behalf of each
                                         Fund listed on Schedule I hereto, as
                                         amended from time to time


         By:  /s/ Fred Potts             By: /s/ Colin C. Ferenbach
            ---------------------------      ----------------------
            Fred Potts
            Vice President/Mutual Funds
            Operations Administration    Name:   Colin C. Ferenbach
                                                 ----------------------

         Date:  7/29/97                  Title:  President
                --------------                   ----------------------

                                         Date:   7/11/97
                                                 ----------------------

                                   SCHEDULE I
                           TO THE OPERATING AGREEMENT





Fund Company(ies)/Fund(s)                   Effective Date
-------------------------                   --------------
The Haven Capital Management Trust
The Haven Fund*                             6/20/97

* Indicates that Fund is a "no-load" or "no sales charge" Fund as defined in Rule 2830 of the Conduct Rules of National Association of Securities Dealers, Inc.


SI   Indicates that Fund is available only to Schwab Institutitional customers.







                                         THE HAVEN CAPITAL MANAGEMENT
Accepted by:                             TRUST, on its own behalf and on
                                         behalf of each Fund listed on this
                                         Schedule I, as amended from
         CHARLES SCHWAB & CO., INC.      time to time

         By: /s/ Fred Potts              By: /s/ Colin C. Ferenbach
             --------------------------      ----------------------
         Fred Potts
         Vice President/Mutual Funds
         Operations Administration       Name:   Colin C. Ferenbach
                                                 ----------------------

         Date: 7/29/97                   Title:  President
               --------------                    ----------------------

                                         Date:   7/11/97
                                                 ----------------------

                                  SCHEDULE II
                           TO THE OPERATING AGREEMENT

             Fees to Establish and Maintain Account(s) for a Fund


ESTABLISHMENT FEES

     The Establishment Fee shall be $12,000 for the Account(s) for the initial Fund established on Schwab's system, and $4,500 for the Account(s) for each additional Fund, whether added at the same time or subsequent to the initial Fund.

MAINTENANCE FEE

     a. The Maintenance Fee as to the Account(s) for each Fund shall be charged in advance, annually, on December 31 ("Assessment Date") commencing on the first Assessment Date after the establishment of the Account(s) for the Fund on the Schwab system. The Maintenance Fee as to the Account(s) of a Fund shall not be prorated in the event of termination of this Agreement as to such Fund prior to the end of a calendar year for which such Maintenance Fee has been charged.

     b. The Maintenance Fee as to the Account(s) for each Fund shall be determined based on the aggregate value of all shares of a Fund contained in all Account(s) at the Fund on the Assessment Date. The Maintenance Fees are as follows:


Aggregate Value of All Shares                         Maintenance Fee
-----------------------------                         ---------------
Up to and including $2.5 million                               $4,500

Over $2.5 million and up to and including $5 million           $3,000

Over $5 million                                                    $0

     c. For purposes of this calculation, the value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any Assessment Date unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock, p.m., San Francisco time, on the next business day after the Assessment Date to which the error relates.

                                   EXHIBIT A

                              OPERATING PROCEDURES


1. The Account

   a. Schwab will open an Account with each Fund. The Account shall be registered:

      Charles Schwab & Co., Inc.
      Special Custody Account for the Exclusive Benefit of Customers
      Attention:  Mutual Funds
      101 Montgomery Street
      San Francisco, CA  94104

   The Account will be set up for the reinvestment of capital gains and dividend distributions.

   b. The Fund shall designate the Account with account numbers. Account numbers will be the means of identification when the parties are transacting in the Account.

   c. The parties acknowledge that the Account is an omnibus account in Schwab's name with shares held by any number of beneficial owners. Schwab represents that the shares in the Account are customer securities and are segregated from Schwab's own assets. Fund Company represents that the shares in the Account are carried free of any charge, lien or payment of any kind in favor of the Fund or any person claiming through the Fund.

   d. The Account shall be kept open on the Fund's books regardless of a lack of activity or small position size, except to the extent that Schwab takes specific action to close the Account, or to the extent the Fund's prospectus reserves the right to close accounts that are inactive. In the latter case, Fund Company will give prior notice to Schwab before closing any Account.

   e. Schwab has the right to open additional accounts from time to time to accommodate other investment options and features, and to consolidate existing accounts if and when appropriate to meet the needs of the MFMP. In the event that it is necessary for Schwab to open an account with a Fund for the payment of distributions in cash, the term "Account" shall mean both the account for the reinvestment of capital gains and dividend distributions and the account for the payment of distributions in cash.

   f. Schwab reserves the right to issue instructions to each Fund to move shares between the Account and any other account Schwab may open.

2. Purchase and Redemption Orders

   For each day on which any Schwab customer places with Schwab a purchase or redemption order for shares of a Fund, Schwab shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to the Fund an aggregate purchase order and an aggregate redemption order. Schwab will accept orders to purchase and redeem Fund shares from its customers no later than 4:00 p.m. Eastern Time (market close). Schwab will communicate the order to the Fund prior to a mutually agreed upon time.

3. Settlement of Transactions

   a. Schwab will transmit the purchase price of the aggregate purchase order to the Fund by wire transfer on the next business day after the trade date. For purposes of this Agreement, a "business day" is any day the New York Stock Exchange is open for trading.

   b. For each business day on which Schwab places a redemption order for a Fund within the time designated by the Fund, Fund Company will cause the Fund(s) to send to Schwab the aggregate proceeds of all redemption orders for the Fund(s) placed by Schwab on that day. Such redemption proceeds will be sent by wire transfer on the next business day following the trade date for the redemption orders; provided that Fund Company may, in its discretion, send such proceeds by check if the aggregate amount is less than $250. Wire transfers of redemption proceeds shall be separate from wire transfers for other purposes.

   c. Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Funds wire system, Fund Company shall, on the day the wire is sent, notify Schwab of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire.

   d. Should a Fund need to extend settlement on a trade, Fund Company must contact Schwab on trade date to discuss the extension. For purposes of determining the length of settlement, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund.

   e. In the event that a Fund cannot verify redemption proceeds, Fund Company will settle trades and forward redemption proceeds in accordance with this Agreement based on the information provided by Schwab. Schwab will be responsible for the accuracy of all trade information provided by it.

   f. Fund Company represents that each Fund that has reserved the right to redeem in kind has filed Form N-18F-1 with the Securities and Exchange Commission. For purposes of complying with the Fund's election on Form N-18F-1, Fund Company agrees that it will treat as a "shareholder" each shareholder that holds Fund shares through the Account, provided that Schwab provides to Fund Company, upon request, the name or account number, number of Fund shares and other relevant information for each such shareholder. Fund Company acknowledges that treatment of Schwab as the sole shareholder of Fund shares held in the Account for purposes of applying the limits in Rule 18f-1 under the 1940 Act would be inconsistent with the intent of Rule 18f-1 and the Fund's election on Form N-18F-1 and could unfairly prejudice shareholders that hold Fund shares through the Account.

4. Account Reconciliation Requirements

   a. Schwab shall verify, on a next day basis, orders placed for the Account with each Fund. All activity in the Account must be reflected. Therefore, any "as of" activity must be shown with its corresponding "as of" dates.

   b. Schwab must receive statements on or before the eighth business day of each month, even if there has been no activity in the Account during the period, unless Schwab can verify transactions by direct or indirect systems access.

   c. The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. If an error is not corrected by the day following discovery, each party agrees to make best efforts to avoid this from hindering any routine daily operational activity.

5. Pricing

   Every business day on which there is a transaction in the Account and for each month-end business day, Fund Company will provide to Schwab prior to 7:00 p.m., Eastern Time, each Fund's closing net asset value and public offering price (if applicable) for that day and/or notification of no price for that day. Fund Company shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g. natural disasters, etc.).

6. Distributions

   a. Fund Company shall provide distribution information to Schwab in a timely manner to enable Schwab to pay distributions to its customers on or as close to payable date as practicable. As to each Fund, Fund Company or such Fund shall provide Schwab with (i) the record date, ex-dividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) business days prior to record date, (ii) the record date share balance in the Account and the distribution rate per share on the first business day after record date, and (iii) the reinvest price per share as soon as it is available. Other distribution information required by Schwab from time to time for payment of distributions to its customers shall be provided by Fund Company on such dates as are agreed upon between Schwab and Fund Company, but no later than payable date.

   b. For purposes of effecting cash distributions for customers who have elected to receive their capital gains distributions and/or dividends in cash, prior to 10:00 a.m., Eastern Time, on the next business day following receipt of the reinvest price per share as provided in paragraph 6(a)(iii) above, Schwab shall notify Fund Company of the aggregate number of Fund shares with respect to which the purchase is required to be voided. Fund Company agrees that the purchase of such aggregate number of Fund shares may be voided. Fund Company or such Fund shall wire the proceeds of such voided transaction from the Fund to Schwab on the same business day. Schwab shall use such voided transaction proceeds to pay the distribution in cash to Schwab customers who have elected to receive such distributions in cash.

   c. For each Fund that pays daily dividends, Fund Company shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts.

   d. In the event that Schwab maintains an Account with a Fund for the payment of distributions in cash, Fund Company shall wire, on payable date, any cash distribution from the Fund to Schwab.

   e. For each Fund that pays daily dividends, each Fund shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

   f. For annual tax reporting purposes, Fund Company shall inform Schwab of the portion of each Fund's distributions that include any of the following: foreign source income, tax exempt income by state of origin or return of capital.

   g. In conformance with its status as a broker/dealer holding its customers securities in street name, Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations and (iii) gross proceeds of sales transactions as required.

   h. Upon notice from Fund Company, Schwab shall effect mergers, splits and other reorganization activities of a Fund for its customers.

7. Price and Distribution Rate Errors

   a. In the event adjustments are required to correct any error in the computation of the net asset value or public offering price of a Fund's shares or in the distribution rate for a Fund's shares, Fund Company shall notify Schwab upon discovering the need for such adjustments. Notification can be made orally, but must be confirmed in writing.

   b. Schwab and Fund Company shall agree promptly and in good faith to a resolution of the error, and no adjustment for the error shall be taken in the Account until such agreement is reached. Following resolution, upon request by Schwab, Fund Company shall provide Schwab with written notification of the resolution. The letter shall be written on Fund Company letterhead and must state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Company agrees that

Schwab may send this writing, or derivation thereof, to Schwab's customers whose accounts are affected by the price or rate change.

     c. If a Schwab customer has received cash in excess of what he is entitled, Schwab will, when requested by Fund Company, and to the extent practicable and permitted by law, debit the customer's brokerage account in the amount of such excess, but only to the extent of any cash in the account, and repay it to the Fund. In no event, however, shall Schwab be liable to Fund Company or the Fund for any such amounts. Upon the request of Fund Company, Schwab shall provide Fund Company with the name of Schwab's customer and other relevant information concerning the customer's brokerage account to assist Fund Company in the collection from Schwab's customer of any such excess amount not repaid to the Fund.

     d. If adjustment is necessary to correct an error which has caused Schwab's customers to receive dollars or shares less than that to which they are entitled, the Fund shall, as appropriate and as mutually agreed by the parties pursuant to 7(b) above, make all necessary adjustments to the number of shares owned in the Account and/or distribute to Schwab any and all amounts of the underpayment. Schwab will credit the appropriate amount of such shares or payment to each Schwab customer.

     e. For purposes of making adjustments, including the collection of overpayments, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund. When making adjustments for an error, a Fund shall not net transactions for that day in the Account.

8.   Record Maintenance

     a. Schwab shall maintain records for each of its customers who holds Fund shares through the Account, which records shall include:

        i.   Number of shares;
       ii.   Date, price and amount of purchases and redemptions
             (including dividend reinvestments) and date and amounts of dividends paid for at least the current year to date;
      iii. Name and address of each of its customers, including zip codes and social security numbers or taxpayer identification numbers;
       iv.   Records of distributions and dividend payments;
        v.   Any transfers of shares; and
       vi.   Overall control records.

     b. Schwab will be responsible for accurately posting transactions in Fund shares to its customers' brokerage accounts.

9. Transfer of Accounts

   a. Fund Company agrees to transfer shares between accounts for Schwab customers or other street name brokers held directly with a Fund and the Account on the Fund's records. For the purpose of expediting direct transfers from accounts for Schwab customers, Fund Company will accept by facsimile transmission a summary sheet of information ("Summary Sheet") indicating the customers' names, account numbers, the Fund affected and the number of shares to be re-registered. For record keeping purposes, actual copies of transfer forms will be forwarded to a Fund upon its request for such forms.

   b. Schwab represents and warrants that for each transfer indicated in the Summary Sheet, it holds each underlying instruction for re-registration signed by its customer, and that its customer's signature on such instruction is signature guaranteed by Schwab pursuant to the New York Stock Exchange's Medallion Signature Program. Schwab will retain these documents for the period required by any applicable law rule or regulation.

   c. Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company ("indemnified person") from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer effected by the Fund in reliance on the Summary Sheet to the same extent as provided under the New York Stock Exchange's Medallion Signature Program, except to the extent such Losses arise out of the failure of any indemnified person to comply with the instructions on the summary sheet of information.

   d. Fund Company shall process all transfer requests into the appropriate Account. Schwab as custodian is qualified to accept in the Accounts shares from Fund IRA, Keogh or 401(k) accounts. At no time shall any Fund establish separate accounts registered to Schwab for the benefit of individual shareholders. In the event any such account is mistakenly opened, Schwab reserves the right to instruct such Fund to move Fund shares to the Account.

   e. Fund Company must confirm to Schwab the completion of each transfer on the day it occurs. The confirming information shall include the number of shares, date("as of" date if unavoidable delay), transaction date, account number of the customer and the Account, registration, accrued dividends and account type (i.e., IRA, Keogh, 401(k), etc.).

   f. Transfer processing after record date but prior to payable date will include all accrued dividends. Each Fund is responsible for monitoring all completed full transfers for "trailing" dividends. Should a "trailing" dividend appear in an account, a Fund shall send such dividend to Schwab within five (5) business days, along with a specific written notification thereof. Notification shall include details of the dividend and customer, including the customer's social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

   g. If Schwab customers submit share certificates for transfer into their Schwab brokerage accounts, Schwab will send such certificates, properly endorsed to the applicable

Fund, for transfer into the Account with such Fund. Upon Schwab's request, Fund Company agrees to provide the status of said certificates and book share balances.

10. Shareholder Communication

    a. Fund Company shall arrange with Schwab, or a mailing agent designated or approved by Schwab, for the distribution of the materials listed below to all of Schwab's customers who hold Fund shares, which distribution shall be so arranged by Fund Company as to occur immediately upon the effective date of the materials:

         i. All proxy or information statements prepared for circulation to shareholders of record of such Fund;
        ii.   Annual reports;
       iii.   Semi-annual reports;
        iv.   Quarterly reports (if applicable); and
         v. All updated prospectuses, supplements and amendments thereto.

Fund Company shall be responsible for providing the materials and for Schwab or the mailing agent's fees in connection with this service as well as for timely distribution. Fund Company agrees to have Schwab or the mailing agent consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in the Fund Company family.

    b. In addition to the materials listed above, Fund Company agrees to provide directly to Schwab all prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund in amounts reasonably requested by Schwab for distribution to its customers. Fund Company is obligated to supply these materials to Schwab in a timely manner so as to allow Schwab, at its own expense, to send current prospectuses and statements of additional information and periodic reports, immediately upon their effective dates, to customers and prospective customers requesting them through Schwab. Schwab will also send a current Fund prospectus with purchase trade confirmations for the initial purchase of a Fund. Fund Company shall notify Schwab immediately of any change to a Fund's prospectus.

    c. If Schwab acts as clearing broker in an omnibus relationship with a correspondent bank or broker ("Correspondent"), upon the request of Schwab, Fund Company shall also provide to Schwab, in a timely manner, sufficient supplies of Fund materials identified in Sections 10(a) and 10(b) for Schwab to give to Correspondent for the distribution of such materials to Correspondent's customers who hold Fund shares.

    d. Fund Company shall ensure that the prospectus of each of its Funds discloses that a broker may charge transaction fees on the purchase and/or sale of Fund shares. Fund Company shall also ensure that either the prospectus, or the statement of additional information if the statement of additional information is incorporated in the prospectus, of each of its Funds discloses
(i) that the performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available, (ii) that the performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services, and (iii) that the annual report contains additional performance information and will be made available to investors upon request and without charge.

    e. Schwab shall mail statements to its customers on a monthly basis (or as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of each such Fund as of a recent date.

    f. Schwab shall respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. With respect to Fund shares purchased by customers after the effective date of this Agreement, Schwab shall provide average cost basis reporting to assist customers in the preparation of income tax returns.

11. New Processing Systems

    Fund Company agrees to cooperate to the extent possible with Schwab as Schwab develops and seeks to implement new processing systems for the MFMP.

                   RETIREMENT PLAN ORDER PROCESSING AMENDMENT
                           TO THE OPERATING AGREEMENT


This Retirement Plan Order Processing Amendment is made as of June 20, 1997, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation; The Charles Schwab Trust Company ("CSTC"), a California banking corporation; and each registered investment company ("Fund Company") listed on Schedule I hereto, executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)"), which are parties to an Operating Agreement with Schwab, made as of June 20, 1997, as amended thereafter ("Operating Agreement"), including such Funds as are listed on Schedule II hereto, which are excluded from participation in retirement plan order processing under this Amendment ("Excluded Funds"). This Amendment amends the Operating Agreement. In the event that there are no Funds, then the term "Fund(s)" shall mean "Fund Company."

WHEREAS, Schwab and Fund Company, on its own behalf and on behalf of the Funds, have entered into the Operating Agreement pursuant to which shares of the Funds are made available for purchase and redemption by Schwab's brokerage customers through Schwab's Mutual Fund Marketplace(R) ("MFMP");

WHEREAS, Schwab has designated CSTC as its agent to perform certain functions under the Operating Agreement, including communication of aggregate purchase and redemption orders for Fund shares to each Fund, for which Schwab remains fully responsible to Fund Company and the Funds;

WHEREAS, Schwab and Fund Company desire to amend the Operating Agreement to facilitate the purchase and redemption of Fund shares on behalf of certain retirement plans ("Plans") for which CSTC acts as trustee of the trust funds under the Plans and for which an entity identified on Schedule II, as amended by Schwab from time to time, acts as recordkeeper ("Recordkeeper"), subject to the terms and conditions of this Amendment; and

WHEREAS, Fund Company wishes to appoint CSTC as a limited purpose co-transfer agent to each Fund's named transfer agent to facilitate such purchases and redemptions on behalf of the Plans, and CSTC wishes to accept this appointment.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

    1. Agency Appointment and Acceptance. Fund Company hereby appoints CSTC to be a limited purpose co-transfer agent to each Fund's named transfer agent for the purpose of receiving instructions in proper form from the persons designated to direct investment of the Plan assets ("Instructions") from which are derived orders for purchases and redemptions of Fund shares ("Orders"). CSTC hereby accepts the appointment as limited purpose co-transfer agent to each Fund's named transfer agent.

    2. Agents of CSTC. CSTC, as a co-transfer agent, may engage such sub-agents as it deems necessary, appropriate or desirable to carry out its obligation as a limited purpose co-transfer agent to each Fund's named transfer agent under Section 1 of this Amendment, pursuant to such terms as are consistent with the agreements set forth in this Amendment and as CSTC deems necessary, appropriate or desirable. CSTC shall, however, remain fully responsible to Fund Company and the Funds for any obligations performed by CSTC's agents under this Section 2. These agents of CSTC shall be the Recordkeepers and shall each be a service company and a limited purpose sub-transfer agent to CSTC as co-transfer agent to each Fund's named transfer agent.

    3. CSTC's Receipt and Transmission of Orders. CSTC agrees that (a) Orders derived from Instructions received by Recordkeepers prior to the close of New York Stock Exchange (generally, 4:00 p.m. Eastern Time) ("Market Close") on any Business Day ("Day 1") will be transmitted by CSTC to the Fund by 10:00 a.m. Eastern Time on the next Business Day ("Day 2") (such Orders are referred to herein as "Day 1 Trades"); and (b) Orders derived from Instructions received by Recordkeepers after Market Close on any Business Day ("Day 1") will be transmitted by CSTC to the Fund by 10:00 a.m. Eastern Time on the second Business Day following Day 1 ("Day 3") (such Orders are referred to herein as "Day 2 Trades").

    4. Fund's Pricing of Orders. Fund Company agrees that Day 1 Trades will be effected at the net asset value of each Fund's shares ("Net Asset Value") calculated as of Market Close on Day 1, provided such trades are received by the Fund by 10:00 a.m. Eastern Time on Day 2; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are received by the Fund by 10:00 a.m. Eastern Time on Day 3. Fund Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2 for all purposes, including, without limitation, effecting distributions.

    5. Settlement. In accordance with the Operating Agreement, Schwab and Fund Company will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on Day 3.

    6. Provision of Net Asset Value. In accordance with the Operating Agreement, Fund Company will provide Schwab the Net Asset Value calculated as of Market Close on each Business Day by 7:00 p.m. Eastern Time on such Business Day.

    7. Representations and Warranties as to Transfer Agency. CSTC represents and warrants that it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended ("1934 Act"), and CSTC will amend its TA-1 filing to disclose its appointment pursuant to this Amendment as a limited purpose co-transfer agent to each Fund's named transfer agent. CSTC further represents and warrants that each Recordkeeper appointed by CSTC pursuant to Section 2 of this Amendment shall be registered as a transfer agent under Section 17A of the 1934 Act, and that it shall cause each Recordkeeper to amend its TA-1 to disclose its appointment as a service company and a limited purpose sub-transfer agent to CSTC as co-transfer agent to each Fund's named transfer agent.

         Fund Company represents and warrants that the Funds' named transfer agent is set forth on Schedule IV hereto, as amended by Fund Company from time to time.

    8. Books and Records. To the extent required under the Investment Company Act of 1940, as amended ("1940 Act"), and the rules thereunder, CSTC agrees that such records maintained by it or each Recordkeeper hereunder are the property of the Funds and will be preserved, maintained, and made available in accordance with the 1940 Act and the rules thereunder. Copies, or if required originals, of such records shall be surrendered promptly to a Fund and its agents (or independent accountants) upon request. This Section 8 shall survive termination of this Amendment.

    9. Role and Relationship of CSTC. The parties acknowledge and agree that, except as specifically provided in this Amendment, and for the sole and limited purpose set forth herein, CSTC acts as an agent for Schwab under the Operating Agreement in connection with the effectuation of Orders subject to this Amendment. CSTC shall not be nor hold itself out as an agent of any Fund other than as provided herein.

    10. Role and Relationship of Recordkeepers. The parties acknowledge and agree that, except as specifically provided in this Amendment and for the sole and limited purpose set forth herein, the Recordkeepers act as agents of the Plans in connection with the effectuation of Orders subject to this Amendment. The parties agree that the Recordkeepers are not agents of the Funds other than as provided herein, and CSTC shall ensure that the Recordkeepers do not hold themselves out as an agent of any Fund other than as provided herein.

    11. Insurance Coverage. CSTC shall maintain, and shall cause each Recordkeeper to maintain, general liability insurance, at all times that this Amendment is in effect, that is reasonable and customary in light of its duties hereunder. Such general liability insurance coverage shall be issued by a qualified insurance carrier, with limits of not less than $5 million.

    12. Termination. Fund Company will provide Schwab and CSTC 90 days' prior written notice if purchase orders for a Fund's shares may no longer be effected in accordance with this Amendment. Such termination shall not affect the remaining provisions of this Amendment as to such Fund, and redemption orders shall continue to be effected pursuant to this Amendment. Schwab and CSTC may terminate this Amendment as to a Fund upon 90 days' prior written notice to Fund Company.

         Any termination of the Operating Agreement by Fund Company shall not apply to transactions effected pursuant to this Amendment prior to 90 days after the date the Fund Company provides written notice of such termination to Schwab and CSTC.

    13. Indemnification. Schwab and CSTC, on the one hand, and Fund Company, on the other, agree to indemnify and hold harmless Fund Company, on the one hand, and Schwab and CSTC, on the other, together with each of its directors, officers, employees and agents, from and against any and all losses, liabilities, demands, claims, actions and expenses (including, without limitation, reasonable attorney's fees) ("Losses") arising out of or in connection with any breach by Schwab or CSTC, on the one hand, and Fund Company, on the other, of its obligations under
this Amendment, except to the   extent such breach was a direct consequence of
an act or omission of an indemnified party constituting negligence or willful misconduct. In no event will any party be liable for consequential, incidental, special or indirect damages resulting to an indemnified party subject to this Amendment. This Section 13 shall survive termination of this Amendment.

    14. Proprietary Information. The parties agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or carrying out of this Amendment, including but not limited to the information on Schedule III, as amended by Schwab from time to time, and any reports regarding Fund shareholdings of the Plans or the Recordkeepers that CSTC may provide to Fund Company from time to time as part of its obligations as a limited purpose co-transfer agent to each Fund's named transfer agent, shall be kept confidential and shall not be otherwise used or voluntarily disclosed to any other person, except as may be required by law or judicial process. Fund Company expressly agrees not to use nor permit others to use any such books, records, information, or data to solicit Plans, sponsors of Plans, or Recordkeepers. This Section 14 shall survive termination of this Amendment.

    15. Effect of Amendment. This Amendment is intended to amend and supplement the provisions of the Operating Agreement. In the event of a conflict between the provisions of this Amendment and the provisions of the Operating Agreement, the provisions of this Amendment shall control. All other provisions of the Operating Agreement shall remain in full force and effect.


CHARLES SCHWAB & CO., INC.                THE HAVEN CAPITAL MANAGEMENT
                                          TRUST, on its own behalf and on
                                          behalf of each Fund


By:/s/ Fred Potts                         By:/s/ Colin C. Ferenbach
   ---------------------------               ---------------------------
   Fred Potts
   Vice President/Mutual Funds
   Operations Administration              Name: Colin C. Ferenbach
                                               -------------------------
Date: 7/29/97                             Title: President
     -------------------------                   -----------------------

THE CHARLES SCHWAB TRUST                  Date: 7/11/97
COMPANY                                         ------------------------


By: /s/ Thomas Torio
    --------------------------
    Thomas Torio
    Vice President

Date: 8/1/97
      ------------------------

                                   SCHEDULE I
               TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT
              TO THE OPERATING AGREEMENT, MADE AS OF JUNE 20, 1997




                                  FUND COMPANY

                       The Haven Capital Management Trust





Date: June 20, 1997

                                  SCHEDULE II
               TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT
              TO THE OPERATING AGREEMENT, MADE AS OF JUNE 20, 1997




                                 EXCLUDED FUNDS






Dated: June 20, 1997

                                  SCHEDULE III
               TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT
              TO THE OPERATING AGREEMENT, MADE AS OF JUNE 20, 1997




                                 RECORDKEEPERS

                     Schwab Retirement Plan Services, Inc.





Date: June 20, 1997

                                  SCHEDULE IV
               TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT
              TO THE OPERATING AGREEMENT, MADE AS OF JUNE 20, 1997




                              NAMED TRANSFER AGENT

                                   PFPC, Inc.






Date: June 20, 1997

                            LIMITED POWER OF ATTORNEY


Charles Schwab & Co., Inc. ("Schwab") does hereby make, constitute, and appoint The Charles Schwab Trust Company ("CSTC"), as its trustee and lawful attorney or agent ("Agent"), to transmit to each account for Schwab for the reinvestment of capital gains and the reinvestment of dividends ("Account") with each of the Haven mutual funds ("Funds"), which are parties to the Retirement Plan Order Processing Amendment to the Operating Agreement ("Amendment"), dated June 20, 1997, by and among Schwab, CSTC, and the Funds or their transfer agent, orders for the purchase or redemption of Fund shares for the Account, as set forth in the Amendment.

Schwab agrees to indemnify and hold harmless the Funds and their transfer agent from acting upon orders for purchase or redemption of Fund shares received from Agent to the same extent as if the orders were received from Schwab under the Agreement.

This authorization and indemnity is a continuing one and shall remain in full force and effect and shall be binding upon Schwab until revoked by Schwab in writing.


                                     /s/ Matthew L. Sadler
                               ----------------------------------
                               Matthew L. Sadler
                               Vice President - Mutual Funds


                               Date:   6/18/97
                                     ----------------------------

                            CONFIDENTIALITY AGREEMENT

This Agreement is made as of the 20th day of June, 1997, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and Haven Capital Management, Inc. ("Fund Affiliate"), an affiliate of the registered investment company(ies), listed on Schedule I of the Operating Agreement between Schwab and The Haven Capital Management Trust, made as of June 20, 1997.

                                    RECITALS

A. Fund Affiliate wishes Schwab to provide it with the names and addresses of investment managers and retirement plan administrators, whose clients hold positions in any of the funds (as defined in the Operating Agreement), for purposes of Fund Affiliate's direct marketing and communication with these investment managers and retirement plan administrators and for purposes of tracking the demographics of sale of the Fund shares. Fund Affiliate mailings using this confidential, proprietary information may occur through a mailing agent for the Fund Affiliate.

B. Subject to the terms and conditions herein or as may be mutually agreed upon in writing from time to time, Schwab is willing to provide to Fund Affiliate such confidential, proprietary information.

                                    AGREEMENT

THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1. Definitions. As used in this Agreement, each of the following terms will have the meaning ascribed thereto:

       a. "Schwab Institutional Customer" means a Schwab customer who is an investment manager or retirement plan administrator whose client(s) hold position(s) in any of the Funds.

       b. "Mailing Agent" means the person or entity with whom Fund Affiliate contracts to act as its agent in performing mailings to Schwab Institutional Customers and to whom Fund Affiliate provides names and addresses of Schwab Institutional Customers received from Schwab under this Agreement;

       c. "Objecting Customer" means any Schwab Institutional Customer who has made objection to the release of his or her name or address.

       d. "Proprietary Information" means the lists of names and addresses of Schwab Institutional Customers, other than Objecting Customers, together with the opening and closing position in the Fund(s) by each master account and any activity which has occurred in the master account subsequent to any previous reporting, which will be provided to Fund Affiliate under this Agreement.

2.     Access to Proprietary Information.

       a. During the term of this Agreement, Schwab will provide to Fund Affiliate on a monthly basis, the Proprietary Information for that month. The Proprietary Information shall be provided together with the master accounts of Objecting Customers - which shall be identified only by coded account number.

       b. Fund Affiliate will hold the Proprietary Information in strictest confidence and will use the Proprietary Information solely for the business purposes set forth in Recital A above. Fund Affiliate will have in effect, and enforce, rules and policies designed to protect against unauthorized access to or use of the Proprietary Information, including instruction of and written agreements with their employees and Mailing Agent to insure that they protect the confidentiality of the Proprietary Information. Fund Affiliate may disclose Proprietary Information to its responsible employees and Mailing Agent only to the extent necessary to carry out the purpose for which Proprietary Information is disclosed. Fund Affiliate shall instruct its employees not to disclose Proprietary Information to third parties, except to Mailing Agent.

       c. Fund Affiliate shall not be prevented from using or disclosing any information or material, or any element thereof, whether or not such information or material is Proprietary Information for the purposes of this Agreement, to the extent any such information or material, or any element thereof:

          i. has been previously published or is published hereafter, unless such publication is itself a breach of this Agreement or a similar confidential disclosure agreement with Schwab;

          ii. was already known to Fund Affiliate prior to being disclosed by Schwab as evidenced by written records kept in the ordinary course of business of Fund Affiliate or by proof of actual use by Fund Affiliate;

          iii. has been or is hereafter rightfully received by Fund Affiliate from a third person without restriction on disclosure and without breach of this Agreement; or

          iv. has been independently developed by Fund Affiliate.

It shall be presumed that any Proprietary Information in Fund Affiliate's possession is not within exceptions (iii) or (iv) above, and the burden is on Fund Affiliate to prove otherwise by records and documentation.

       d. Fund Affiliate may release Proprietary Information if required by law or by order or requirement of any court or governmental authority; provided that prior to releasing Proprietary Information pursuant to any such requirement or order, Fund Affiliate shall so notify Schwab. If feasible, such notice shall be provided not less than five (5) business days prior to the required disclosure. Fund Affiliate will use reasonable efforts not to release the Proprietary Information pending the outcome of any measures taken by Schwab to contest the requirement or order.

       e. Fund Affiliate acknowledges and agrees that it or its agent's breach of any part of this Agreement will result in irreparable harm to Schwab for which an adequate remedy is not available at law. Accordingly, in such event, Schwab shall be entitled, in addition to any other remedies available, to equitable relief, including preliminary injunction and restraining order.

       f. Fund Affiliate shall receive Proprietary Information back from any Mailing Agent, and destroy all tangible and non-tangible representations of Proprietary Information, within thirty (30) days of its receipt, upon receipt of Proprietary Information for a more recent month, or at termination of this Agreement, whichever is sooner. Fund Affiliate shall, if so requested by Schwab, deliver a letter to Schwab confirming the return and the destruction of the Proprietary Information.

       g. Schwab reserves all rights in the Proprietary Information pursuant to any patents and copyrights contained therein. Fund Affiliate recognizes and agrees that nothing contained in this Agreement shall be construed as granting any rights, license or otherwise, to any Proprietary Information disclosed pursuant to this Agreement.

       h. Fund Affiliate shall, at its own expense, take all reasonable steps, including the initiation and prosecution of actions at law or in equity, necessary to prevent disclosure of any Proprietary Information by any representative or employee of Fund Affiliate or Mailing Agent and to prevent the unauthorized use or disclosure of any Proprietary Information by any other person who gained such Proprietary Information from Fund Affiliate or its agent, representatives, or employee in violation of the terms of this Agreement.

3. Responsibility for Communications. Fund Affiliate acknowledges its sole responsibility for any communication made with or mailings sent to Schwab Institutional Customers hereunder, and the compliance of such communications and mailings with all applicable laws and regulations.

4. Indemnification. Fund Affiliate shall indemnify and hold harmless Schwab and each director, officer, employee and agent of Schwab from and against any and all claims, liabilities, losses, damages, and expenses of any nature, including counsel fees ("Losses") arising out of (i) any use made by Fund Affiliate or Mailing Agent of the Proprietary Information, (ii) any failure by Fund Affiliate or Mailing Agent to comply with any applicable laws and regulations, and (iii) any action taken or omitted to be taken by Schwab in observance of the terms of this Agreement.

5. Liability. Fund Affiliate shall cause Mailing Agent to enter into a contract with Fund Affiliate, in which Schwab shall be named as an express third party beneficiary, requiring that the Proprietary Information be kept confidential as provided in this Agreement and not used for any other purpose than envisioned under this Agreement. Fund Affiliate understands and agrees that it shall be liable for any failure of the Mailing Agent to keep the Proprietary Information confidential to the extent provided in this Agreement.

6. Assignability. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns. Any assignment (within the meaning of Section 2(a)(4) of the Investment Company Act of 1940, as amended) of this Agreement by Fund Affiliate is prohibited without Schwab's prior written consent.

7. Termination. Schwab may terminate this Agreement by giving Fund Affiliate ten
(10) days prior written notice. The termination of this Agreement shall not affect Fund Affiliate's obligations or rights with respect to Proprietary Information disclosed prior to the effective date of termination.

8. Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements made and performed in California by California residents. If any provision of this Agreement is determined to be illegal or unenforceable by competent judicial authority, all other terms and provisions shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

9. Single Agreement. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

10. Waiver. No delay or omission by a party in exercising any rights under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by a party on one occasion is effective only in that instance and will not be construed as bar to or waiver of any right on any other occasion.

11. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. Any modification of this Agreement must be in writing and signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Haven Capital Management, Inc.         CHARLES SCHWAB & CO., INC.
Name of Fund Affiliate

By:  /s/ Colin C. Ferenbach            By:   /s/ Matthew L. Sadler
   -----------------------------        --------------------------------
                                                  Matthew L. Sadler
Name:     Colin C. Ferenbach                      Vice President
      --------------------------                  Mutual Funds
Title:    President
       -------------------------
Date:     7/11/97                      Date:      7/28/97
      --------------------------             ---------------------------